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                                                                   Exhibit 10.15

                             Amendment Number One to
                      GC Companies Inc. 1993 Incentive Plan


    This is Amendment Number One to the GC Companies, Inc. 1993 Equity Incentive Plan (the "Plan"). Defined terms contain herein shall have the meaning set forth in the Plan unless otherwise defined herein.

The Plan is hereby amended in the following respects:

    (1) Section 6(b)3 entitled TRANSFERABILITY OF AWARDS is hereby amended to add at the end thereof the following:

               "Notwithstanding the foregoing, the Committee may provide in an option agreement that the optionee may transfer, without consideration for the transfer, his Stock Options to members of his immediate family, to trusts for the benefit of such family members and to partnerships in which such family members are the only partners."

    (2) Section 7(a) of the Plan is hereby replaced in its entirety by the following:

               "MERGERS AND OTHER TRANSACTIONS. In the case of (I) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction, (iv) the sale of all of the Stock of the Company to an unrelated person or entity or (v) any other transaction in which the owners of the Company's outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the relevant entity after the transaction (in each case, a "Transaction"), 100% of all unvested Options, Stock Appreciation Rights and other Awards which are not vested as of the effective date of such Transaction shall become vested as of such effective date, except as the Committee may otherwise specify with respect to particular Awards. Upon the effectiveness of the Transaction, the Plan and outstanding Options, Stock Appreciation Rights and other Awards granted hereunder shall terminate, unless provision is made in connection with the Transaction for the assumption of Awards heretofore granted, or substitution of such Awards of new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as provided herein. In the event of such termination, each optionee shall be permitted to exercise for a period of at least 90 days prior to the date of such termination all outstanding Options, Stock Appreciation Rights and other Awards held by such optionee which are then exercisable or become exercisable upon the effectiveness of the Transaction."

    (3) In all other respects, the Plan shall remain in effect and be unmodified.